Exhibit 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401(k) Plan of our report dated March 25, 1998, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



New York, New York                                           Ernst & Young LLP
March 25, 1998





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                                  Exhibit 23(b)

                       Consent of Independent Auditors


The Board of Directors and Stockholders
Universal American Financial Corp.:

We consent to the incorporation by reference in the Registration Statement No. 11-258016 on Form S-8 of our report dated March 26, 1996, with respect to the consolidated financial statements and financial statement schedules included in the Annual Report (Form 10-K) of Universal American Financial Corp. (formerly Universal Holding Corp.) for the year ended December 31, 1995.



New York, New York                                       KPMG Peat Marwick LLP
March 30, 1998




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